Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Palomar Enterprises, Inc. 2003 Qualified Stock Option Plan of our report dated March 31, 2003 with respect to our audit of the financial statements of Palomar Enterprises, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2002 and for the year then ended, filed with the Securities and Exchange Commission.


                                        /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
May 23, 2003